Exhibit 99.6

Form of Preliminary Proxy Card

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
Melar ACQUISITION CORp. I
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gautam Ivatury and Eric Lifshitz (each, a “Proxy”), each with full power of substitution, as proxy to vote the shares that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting (the “Meeting”) of shareholders of Melar Acquisition Corp. I (“Melar”) to be held on [•], 2026 at [•], Eastern Time, at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below and in the Proxy’s discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.

The undersigned may attend the Meeting in person at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, where the undersigned will be able to listen to the Meeting live, submit questions and vote during the Meeting. The undersigned will need the control number assigned by Continental Stock Transfer & Trust Company and located on this proxy card to attend and vote at the Meeting. If there is no control number attached to this proxy card or there are any questions regarding the Meeting and how to access it, please contact Continental Stock Transfer & Trust Company, Melar’s transfer agent.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2, 3, 4 (INCLUDING EACH OF THE SUB-PROPOSALS), 5, 6, 7, 8 AND 9.

TO ATTEND THE MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE REVERSE SIDE OF THIS FORM.

The notice and proxy statement/prospectus are available at https://www.cstproxy.com/melaracquisitioni/bc2026. The proxy statement/prospectus contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement/prospectus carefully.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

MELAR ACQUISITION CORP. I — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4 (including each of the sub-proposals), 5, 6, 7, 8 and 9.			Please mark vote as indicated in this ☒ example

(1)	The Business Combination Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, the Agreement and Plan of Merger, dated as of July 30, 2025, as amended on October 2, 2025 and December 8, 2025 (as it may be further amended, supplemented and/or restated from time to time, the “Merger Agreement”), by and among Melar, MAC I Merger Sub Inc., a Nevada corporation and a wholly-owned subsidiary of Melar (“Merger Sub”), Everli Global Inc., a Nevada corporation (together with its successors, “Everli”), Melar Acquisition Sponsor I LLC, a Delaware limited liability company (the “Sponsor”), in the capacity thereunder as the representative for the shareholders of Melar (other than the Escrowed Seller (as defined below) and his successors and assigns) from and after the closing (the “Closing”) of the transactions contemplated by the Merger Agreement (collectively, the “Business Combination”), and Salvatore Palella (the “Escrowed Seller”). References to “New Melar” refer to Melar following the Business Combination.		FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	The Domestication Proposal — To consider and vote upon a proposal to approve, by special resolution, (a) the change of the domicile of Melar pursuant to a deregistration as an exempted company from the Register of Companies of the Cayman Islands and transfer by way of continuation out of the Cayman Islands and a domestication into the State of Nevada as a corporation pursuant to Part 12 of the Companies Act (Revised) of the Cayman Islands and the Amended and Restated Memorandum and Articles of Association of Melar (the “Current Charter”); (b) conditional upon, and with effect from, the filing of the Articles of Domestication effecting the transfer by way of continuation out of the Cayman Islands and the domestication and registration of Melar in the State of Nevada (the “Articles of Domestication”), the adoption of the Articles of Domestication and the Articles of Incorporation in the form appended to the accompanying proxy statement/prospectus as Annex B (the “Articles of Incorporation,” and collectively with the Articles of Domestication, the “Domestication Organizational Documents”), in place of the Current Charter; and (c) the filing of the Domestication Organizational Documents. Only holders of Melar Class B ordinary shares are entitled to vote on this proposal.		FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	The Charter Proposal — To consider and vote upon a proposal to approve, by special resolution, (a) the Amended and Restated Articles of Incorporation of New Melar, in the form attached to the accompanying proxy statement/prospectus as Annex C (the “Proposed Charter”), and (b) the proposed bylaws of New Melar, in the form attached to the accompanying proxy statement/prospectus as Annex D (the “Proposed Bylaws” and, together with the Proposed Charter, the “Proposed Organizational Documents”).		FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	The Organizational Documents Proposal — To consider and vote upon, on a non-binding advisory basis, the following eight (8) separate proposals to approve, by ordinary resolution, the material differences between the Current Charter and the Proposed Organizational Documents upon completion of the Business Combination:

	(A)	Authorized Capital Stock: A proposal to approve the authorized capital stock of New Melar of 1,200,000,000 shares of New Melar Class A common stock, par value $0.0001 per share (“New Melar Class A common stock”), and 50,000,000 shares of New Melar Class B common stock, par value $0.0001 per share (“New Melar Class B common stock” and, together with the New Melar Class A common stock, the “New Melar common stock”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(B)	Number of Directors: A proposal to approve that the number of directors that shall constitute the board of directors of New Melar (the “New Melar Board”) shall be fixed from time to time exclusively by resolution of the New Melar Board.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(C)	Removal of Directors: A proposal to approve the requirement that any director may be removed only for cause and only by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of New Melar entitled to vote thereon, voting together as a single class.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(D)	Amendment of the Proposed Charter: A proposal to approve that any alteration, amendment or repeal of certain provisions of the Proposed Charter will require the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(E)	Amendment of the Proposed Bylaws: A proposal to approve that the alteration, amendment or repeal of the Proposed Bylaws will require the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(F)	Action by Written Consent of Stockholders: A proposal to approve that stockholders will be permitted to act by written consent in lieu of holding a meeting of stockholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(G)	Other Changes in Connection with Adoption of the Proposed Charter: A proposal to approve the change of the post-Business Combination corporate name from “Melar Acquisition Corp. I” to “Everli Global Holdings Inc.”, to make the post-Business Combination company’s corporate existence perpetual and to eliminate provisions specific to its status as a blank check company.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(H)	Class B Common Stock: A proposal to approve the terms, rights and voting powers of the New Melar Class B common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	The Director Election Proposal — To consider and vote upon a proposal to approve, by ordinary resolution of the holders of Melar Class B ordinary shares, the election and appointment of five (5) directors, effective upon the Closing, to serve on the New Melar Board until their respective successors are duly elected and qualified, or until such directors’ earlier death, resignation or removal. Only holders of Melar Class B ordinary shares are entitled to vote on this proposal.		FOR ALL FOR ALL NOMINEES ☐	WITHHOLD FOR ALL NOMINEES EXCEPT (See instructions below) ☐	FOR ALL

Nominees:

(1)	Salvatore Palella
(2)	Tony Sklar
(3)	Adam J. Bistritzky
(4)	Guy Adami
(5)	Michael Mantagano

To withhold authority to vote for any individual nominee(s), mark “For All Nominees Except” and write the number(s) of the nominees on the line below.

(6)	The Nasdaq Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, for the purposes of complying with the applicable provisions of Rule 5635 of The Nasdaq Stock Market, the issuance of (i) the Merger Consideration Shares (as defined in the accompanying proxy statement/prospectus), and (ii) additional shares of New Melar common stock (a) upon conversion of the Working Capital Loans (as defined in the accompanying proxy statement/prospectus) and (b) pursuant to the Incentive Plan (as defined below).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(7)	The Incentive Plan Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, the Everli Global Holdings Inc. 2026 Equity Incentive Plan, as amended from time to time, to become effective upon the Closing (the “Incentive Plan”), in the form attached to the accompanying proxy statement/prospectus as Annex E.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(8)	The Insider Letter Amendment Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, amendments to the letter agreement, dated June 17, 2024, by and among Melar, the Sponsor and the other parties thereto, in the form attached to the accompanying proxy statement/prospectus as Annex G, to revise, among other matters, effective as of the Closing, the post-Closing lock-up period applicable to the New Melar Class A common stock issued in exchange for the Founder Shares (as defined in the accompanying proxy statement/prospectus) held by the Sponsor and such insiders from one (1) year to six (6) months (subject to early release upon certain customary specified events), and pursuant to which Everli will be given third-party beneficiary rights thereunder.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(9)	The Adjournment Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, the adjournment of the Meeting to a later date or dates, if it is determined by Melar that additional time is necessary or appropriate to complete the Business Combination or for any other reason.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: ___________________________ , 2026

(Signature)

(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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